UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 (Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 20, 2009, Adaptec, Inc. (the "Company") filed a Current Report on Form 8-K for events that occurred on November 17, 2009 (the "Initial Form 8-K") reporting, in part, on the departure of John Noellert, the Company's former Vice President of Worldwide Sales. This Amendment No. 1 to the Initial Form 8-K ("Form 8-K/A") amends and supplements the Initial Form 8-K to update the disclosure relating to Mr. Noellert's severance arrangement. Except as described in this Form 8-K/A, the Company has not modified or updated other disclosures contained in the Initial Form 8-K. Accordingly, this Form 8-K/A should be read in conjunction with the Initial Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Named Executive Officer

On November 17, 2009, the Company informed John Noellert, then the Company's Vice President of Worldwide Sales, that his position will be terminated, effective November 20, 2009. In connection with his termination, the Company and Mr. Noellert agreed upon the following severance arrangements in consideration of Mr. Noellert signing a general release in favor of the Company (the "Noellert Separation Agreement"): (1) a lump-sum severance payment equal to twelve months of his target annual earnings, less applicable taxes and withholdings; (2) a lump-sum payment equal to $12,000; (3) reimbursement of COBRA benefit payments until November 30, 2010; (4) outplacement services valued at up to $5,000 and (5) reimbursement of $6,539 for legal fees incurred in connection with the review of the Noellert Separation Agreement.  The Noellert Separation Agreement was signed by Mr. Noellert on February 4, 2010; however, Mr. Noellert may revoke his acceptance within seven calendar days of signing it.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By: /s/ MARY L. DOTZ Mary L. Dotz Chief Financial Officer

February 10, 2010

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